Exhibit 4.3

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                                 $340,000,000

                               CREDIT AGREEMENT

                                    AMONG

                               PANAVISION INC.,

                             THE SEVERAL LENDERS
                      FROM TIME TO TIME PARTIES HERETO,

                            CHASE SECURITIES INC.,
                           AS ADVISOR AND ARRANGER,

                         CREDIT SUISSE FIRST BOSTON,
                            AS DOCUMENTATION AGENT

                                     AND

                          THE CHASE MANHATTAN BANK,
                           AS ADMINISTRATIVE AGENT

                           DATED AS OF MAY 28, 1998


==============================================================================



                             TABLE OF CONTENTS


                                                                          Page

SECTION I.  DEFINITIONS....................................................  1
      1.1  Defined Terms...................................................  1
      1.2  Other Definitional Provisions................................... 26

SECTION II.  AMOUNT AND TERMS OF COMMITMENTS............................... 27
      2.1  Term Loan Commitments........................................... 27
      2.2  Procedure for Term Loan Borrowing............................... 27
      2.3  Repayment of Term Loans......................................... 27
      2.4  Revolving Credit Commitments.................................... 29
      2.5  Procedure for Revolving Credit Borrowing........................ 29
      2.6  Repayment of Loans; Evidence of Debt............................ 29
      2.7  Fees, etc. ..................................................... 30
      2.8  Termination or Reduction of Revolving Credit Commitments........ 31
      2.9  Optional Prepayments............................................ 31
      2.10  Mandatory Prepayments and Commitment Reductions................ 32
      2.11  Conversion and Continuation Options............................ 33
      2.12  Minimum Amounts and Maximum Number of Eurodollar Tranches...... 33
      2.13  Interest Rates and Payment Dates............................... 34
      2.14  Computation of Interest and Fees............................... 34
      2.15  Inability to Determine Interest Rate........................... 35
      2.16  Pro Rata Treatment and Payments................................ 35
      2.17  Requirements of Law............................................ 38
      2.18  Taxes.......................................................... 39
      2.19  Indemnity...................................................... 41
      2.20  Illegality..................................................... 41
      2.21  Change of Lending Office....................................... 42
      2.22  Replacement of Lenders under Certain Circumstances............. 42

SECTION III.  LETTERS OF CREDIT............................................ 42
      3.1  L/C Commitment.................................................. 42
      3.2  Procedure for Issuance of Letter of Credit...................... 43
      3.3  Commissions, Fees and Other Charges............................. 43
      3.4  L/C Participations.............................................. 44
      3.5  Reimbursement Obligation of the Borrower........................ 44
      3.6  Obligations Absolute............................................ 45
      3.7  Letter of Credit Payments....................................... 45
      3.8  Applications.................................................... 46

SECTION IV.  REPRESENTATIONS AND WARRANTIES................................ 46
      4.1  Financial Condition............................................. 46
      4.2  No Change....................................................... 47
      4.3  Corporate Existence; Compliance with Law........................ 47
      4.4  Corporate or Partnership Power; Authorization; Enforceable
               Obligations................................................. 47
      4.5  No Legal Bar.................................................... 47
      4.6  No Material Litigation.......................................... 48
      4.7  No Default...................................................... 48
      4.8  Ownership of Property; Liens.................................... 48
      4.9  Intellectual Property........................................... 48
      4.10  Taxes.......................................................... 48
      4.11  Federal Regulations............................................ 48
      4.12  Labor Matters.................................................. 49
      4.13  ERISA.......................................................... 49
      4.14  Investment Company Act; Other Regulations...................... 50
      4.15  Subsidiaries................................................... 50
      4.16  Use of Proceeds................................................ 50
      4.17  Environmental Matters.......................................... 50
      4.18  Accuracy of Information, etc................................... 51
      4.19  Security Documents............................................. 52
      4.20  Solvency....................................................... 52
      4.21  Senior Indebtedness............................................ 52
      4.22   Year 2000..................................................... 53
      5.1  Conditions to Initial Extension of Credit....................... 53
      5.2  Conditions to Each Extension of Credit.......................... 56

SECTION VI.  AFFIRMATIVE COVENANTS......................................... 57
      6.1  Financial Statements............................................ 57
      6.2  Certificates; Other Information................................. 57
      6.3  Payment of Obligations.......................................... 58
      6.4  Conduct of Business and Maintenance of Existence, etc. ......... 59
      6.5  Maintenance of Property; Insurance.............................. 59
      6.6  Inspection of Property; Books and Records; Discussions.......... 59
      6.7  Notices......................................................... 59
      6.8  Environmental Laws.............................................. 60
      6.9  Additional Collateral, etc...................................... 61

SECTION VII.  NEGATIVE COVENANTS........................................... 62
      7.1  Financial Condition Covenants................................... 63
      7.2  Limitation on Indebtedness...................................... 63
      7.3  Limitation on Liens............................................. 64
      7.4  Limitation on Fundamental Changes............................... 66
      7.5  Limitation on Sale of Assets.................................... 67
      7.6  Limitation on Dividends......................................... 67
      7.7  Limitation on Capital Expenditures.............................. 68
      7.8  Limitation on Investments, Loans and Advances................... 68
      7.9  Limitation on Optional Payments and Modifications of Debt
               Instruments, etc. .......................................... 69
      7.10  Limitation on Transactions with Affiliates..................... 70
      7.11  Limitation on Sales and Leasebacks............................. 70
      7.12  Limitation on Changes in Fiscal Periods........................ 70
      7.13  Limitation on Negative Pledge Clauses.......................... 70
      7.14  Limitation on Restrictions on Subsidiary Distributions......... 70
      7.15  Limitation on Lines of Business................................ 71
      7.16  Limitation on Changes to Certificate of Incorporation.......... 71

SECTION VIII.  EVENTS OF DEFAULT........................................... 71

SECTION IX.  THE ADMINISTRATIVE AGENT...................................... 74
      9.1  Appointment..................................................... 74
      9.2  Delegation of Duties............................................ 74
      9.3  Exculpatory Provisions.......................................... 74
      9.4  Reliance by Administrative Agent................................ 75
      9.5  Notice of Default............................................... 75
      9.6  Non-Reliance on Administrative Agent and Other Lenders.......... 76
      9.7  Indemnification................................................. 76
      9.8  Administrative Agent in Its Individual Capacity................. 77
      9.9  Successor Administrative Agent.................................. 77
      9.10  Authorization to Release Liens................................. 77
      9.11  The Arranger................................................... 77
      9.12  The Documentation Agent........................................ 77

SECTION X.  MISCELLANEOUS.................................................. 78
      10.1  Amendments and Waivers......................................... 78
      10.2  Notices........................................................ 79
      10.3  No Waiver; Cumulative Remedies................................. 80
      10.4  Survival of Representations and Warranties..................... 80
      10.5  Payment of Expenses............................................ 80
      10.6  Successors and Assigns; Participations and Assignments......... 81
      10.7  Adjustments; Set-off........................................... 84
      10.8  Counterparts................................................... 85
      10.9  Severability................................................... 85
      10.10  Integration................................................... 85
      10.11  GOVERNING LAW................................................. 85
      10.12  Submission To Jurisdiction; Waivers........................... 85
      10.13  Acknowledgements.............................................. 86
      10.14  WAIVERS OF JURY TRIAL......................................... 86
      10.15  Confidentiality............................................... 86
      10.16  Releases of Collateral Security and Guarantee Obligations..... 87
      10.17  Releases...................................................... 87
      10.18  Effectiveness of Agreement.................................... 87


SCHEDULES:

1.1A           Commitments
1.1B           Consolidated EBITDA
4.4            Consents, Authorizations, Filings and Notices
4.15           Subsidiaries
4.19(a)        UCC Filing Jurisdictions
7.2(d)         Existing Indebtedness
7.3(f)         Existing Liens


EXHIBITS:

A              Form of Guarantee and Collateral Agreement
B              Form of Compliance Certificate
C              Form of Closing Certificate
D              Form of Assignment and Acceptance
E              Form of Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
F-1            Form of Term Note
F-2            Form of Revolving Credit Note
G              Form of Prepayment Option Notice
H              Form of Exemption Certificate
I              Form of U.K. Pledge Agreement
J              Form of New Zealand Pledge Agreement





            CREDIT AGREEMENT, dated as of May 28, 1998, among PANAVISION INC., a Delaware corporation (the "Borrower") the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CHASE SECURITIES INC., as advisor and arranger (in such capacity, the "Arranger"), CREDIT SUISSE FIRST BOSTON, as documentation agent (the "Documentation Agent"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H:


            WHEREAS, Mafco Holdings Inc. (the "Equity Investor") intends to acquire, through PX Holding Corporation, a Delaware corporation
("Holdings"), approximately 72% of the outstanding shares of capital stock of the Borrower in connection with the recapitalization (the
"Recapitalization") of the Borrower and in accordance with the terms and conditions of the Recapitalization Agreement (as defined herein);

            WHEREAS, Holdings has established PX Merger Corporation solely to consummate the Recapitalization through the merger of PX Merger Corporation with and into the Borrower, with the Borrower as the surviving corporation;

            WHEREAS, to consummate the Recapitalization and related transactions: (a) the Equity Investor will make capital contributions to Holdings as common equity in an aggregate cash amount of approximately $154,400,000, (b) the Borrower will require senior secured credit facilities in an aggregate amount of $340,000,000 and (c) PX Escrow Corp., a Delaware corporation ("PX Escrow"), and a wholly owned subsidiary of Holdings, issued, and in connection with the Recapitalization the Borrower will assume, all obligations in respect to the PX Escrow Notes (as defined below);

            WHEREAS, to finance the Recapitalization and the working capital needs of the Borrower and its subsidiaries, the Lenders are willing to make senior secured credit facilities available to the Borrower upon and subject to the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:


                            SECTION I. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

            "Accepting Lenders":  as defined in Section 2.16(d).

            "Administrative Agent":  as defined in the preamble hereto.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Exposure": with respect to any Lender, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit.

            "Aggregate Exposure Percentage" with respect to any Lender, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure to the Aggregate Exposure of all Lenders.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business
      Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                          Alternate Base       Eurodollar
                                            Rate Loans           Loans

            Revolving Credit Loans           1.25%               2.25%
            Tranche A Term Loans             1.25%               2.25%
            Tranche B Term Loans             1.50%               2.50%

      provided that on and after the first Adjustment Date (as defined below) occurring after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans will be determined as follows:


                              Applicable Margin                Applicable Margin
                            for Eurodollar Loans                 for ABR Loans
                       --------------------------------   --------------------------------
  Consolidated          Revolving  Tranche A  Tranche B   Revolving   Tranche A  Tranche B
 Total Leverage           Credit     Term       Term       Credit       Term       Term
      Ratio               Loans      Loans      Loans       Loans       Loans      Loans
-----------------      ----------  ---------  ---------- ----------- ----------  ---------
> 5.50 to 1.00            2.25%     2.25%       2.50%       1.25%       1.25%     1.50%
< 5.50 to 1.00            2.00%     2.00%       2.25%       1.00%       1.00%     1.25%
but > 5.00 to
1.00
< 5.00 to 1.00            1.75%     1.75%       2.00%       0.75%       0.75%     1.00%
but > 4.50 to
1.00
< 4.50 to 1.00            1.50%     1.50%       2.00%       0.50%       0.50%     1.00%
but > 4.00 to
1.00
> 4.00 to 1.00            1.25%     1.25%       2.00%       0.25%       0.25%     1.00%



      Changes in the Applicable Margin with respect to Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.50 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.50 to 1.00. Each determination of the Consolidated Total Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Approved Fund": means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Arranger":  as defined in the preamble hereto.

            "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a) or (b) of Section 7.5).

            "Assignee":  as defined in Section 10.6(c).

            "Assignment and Acceptance": as defined in Section 10.6(c).

            "Assignor":  as defined in Section 10.6(c).

            "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
      (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of Credit.

            "Benefitted Lender":  as defined in Section 10.7(a).

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower":  as defined in the preamble hereto.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

            "Budget":  as defined in Section 6.2(c).

            "Business":  as defined in Section 4.17(b).

            "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

            "Capital Expenditures": for any period, all amounts (whether paid in cash or accrued as liabilities, including all obligations in respect of Capital Leases), that would in accordance with GAAP, be set forth as "capital expenditures" on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period.

            "Capital Lease": any lease of property (real, personal or mixed) which in accordance with GAAP is or should be capitalized on the lessee's balance sheet.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or any commercial bank satisfying the requirements of clause
      (b) of this definition having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard & Poor's Ratings Services or any successor ("S&P") or P-2 by Moody's Investors Service, Inc. or any successor ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor.

            "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

            "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Change of Control": (a) the Permitted Holders shall cease to have "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes of Voting Stock of the Borrower then outstanding (determined on a fully diluted basis), (b) the board of the directors of Borrower shall cease to consist of a majority of Continuing Directors, or (c) there shall occur any "Change of Control" (as defined in the Senior Subordinated Note Indenture).

            "Chase":  The Chase Manhattan Bank.

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be no later than June 30, 1998.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

            "Commitment Fee Rate":  1/2 of 1% per annum.

            "Commitment Letter": the Commitment Letter dated as of January 23, 1998 among the Equity Investor, Chase and CSI.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
      Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, Section 414(m) or (o) of the Code.

            "Compliance Certificate": a certificate duly executed on behalf of the Borrower by a Responsible Officer substantially in the form of Exhibit B.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated January 1998 and furnished to the Lenders.

            "Consolidated EBITDA": for any period, for the Borrower and its Subsidiaries, the sum of the following (without duplication): (a) Consolidated Net Income for such period (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in determining Consolidated Net Income) for such period plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining Consolidated Net Income) for such period plus (d) the aggregate amount of Consolidated Interest Expense for such period minus (e) the aggregate amount of interest income for such period plus (f) the aggregate amount of up-front or one-time fees or expenses payable in respect of Rate Hedging Agreements during such period (to the extent deducted in determining Consolidated Net Income for such period) plus
      (g) the amount of unrealized foreign exchange losses (net of any gains) (or minus the amount of unrealized foreign exchange gains (net of any losses)) plus (h) Transaction Charges (to the extent deducted in determining Consolidated Net Income) plus (i) the items set forth on Schedule 1.1B with respect to the 1998 second fiscal quarter of the Borrower. For purposes of this definition, Consolidated EBITDA for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 shall be $14,805,000, $21,663,000 and $18,497,000, respectively.

            "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense": for any fiscal period of the Borrower, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period; provided that the calculation of Consolidated Interest Expense shall exclude (x) any non-cash interest expense in respect of any Indebtedness permitted under Section 7.2 and (y) the commitment fees paid on the Closing Date to the Lenders pursuant to Section 2.7 and to the Administrative Agent pursuant to the Fee Letter.

            "Consolidated Net Income": for any fiscal period of the Borrower, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period.

            "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that Indebtedness of the types described in clause (j) of the definition of the term Indebtedness shall not be included for the purpose of calculating Consolidated Total Debt.

            "Consolidated Total Leverage Ratio": as at any date, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the four full consecutive fiscal quarters most recently ended.

            "Consolidated Working Capital": at any date, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP): (a) the sum of inventory plus accounts receivable minus (b) the sum of accounts payable plus accrued expenses at such date.

            "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the Recapitalization and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the shareholders of the Borrower.

            "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material Property is bound.

            "Cross Default": of any Person, (a) default in the payment of any amount when due (whether at maturity or by acceleration) on any of its Indebtedness (other than any such default in respect of the Loans, the Notes or the Reimbursement Obligations) or in the payment of any matured Guarantee Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and Guarantee Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000) or (b) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (except for any such Indebtedness and Guarantee Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness (except for any such Indebtedness in an aggregate principal amount at any one time outstanding of up to $5,000,000) to become due or to be required to be redeemed or repurchased prior to its stated maturity.

            "CSI":  Chase Securities Inc.

            "Debt Service": for any period, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Leases) made during such period plus (b) all Consolidated Interest Expense for such period.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Documentation Agent": as defined in the preamble hereto.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

            "ECF Percentage": 75%; provided that with respect to each fiscal year of the Borrower ending on or after December 31, 1998, the ECF Percentage shall be reduced to 50% if the Consolidated Total Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of such fiscal year is not greater than 4.50 to 1.00.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "Equity Investor":  as defined in the recitals hereto.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Escrow Agreement": the Escrow Agreement between PX Escrow and The Bank of New York, as escrow agent, dated as of February 11, 1998, as amended, supplemented or otherwise modified from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets service (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow":  for any fiscal year of the
      Borrower:

            (a)   Consolidated EBITDA for such period; minus

            (b) the sum (without duplication) of:

                  (i) the aggregate amount of Debt Service for such period; plus

                  (ii)  taxes payable in cash in respect of such period;
                        plus

                 (iii)  Capital Expenditures made during such
                        period (other than (x) any such Capital
                        Expenditures to the extent financed with
                        the proceeds of Indebtedness incurred
                        pursuant to Section 7.2(f) during such
                        period and (y) any Capital Expenditures of
                        the types described in Sections 7.7(b) and
                        7.7(c) made during such period); plus
                                                         ----

                  (iv)  any increase (or minus any decrease) in
                        Consolidated Working Capital from the beginning of such period to the end of such period; plus

                  (v) an amount equal to the aggregate gain on any Asset Sale or Recovery Event by the Borrower or its Subsidiaries during such period; plus

                  (vi) an amount equal to the aggregate gain on any event which would be a Recovery Event by the Borrower or its Subsidiaries during such period but for the parenthetical clause in the definition thereof; plus

                 (vii) an amount equal to the aggregate gain on any Disposition of Property by the Borrower or its Subsidiaries during such period pursuant to Section 7.5(a)(i); plus

                (viii) the aggregate amount of prepayments made
                       under Sections 2.9 (to the extent, in the case of Revolving Credit Loans, of any corresponding reduction in the Revolving Credit Commitments) and 2.10(a) during such period; plus

            (c)   the sum of:

                 (i) the aggregate amount of Net Cash Proceeds received by the Borrower or its Subsidiaries from any Asset Sale or Recovery Event during such period to the extent such Net Cash Proceeds are not applied to the prepayment of Loans and/or the reduction of the Revolving Credit Commitments during such period; plus
                                                       ----

                 (ii) an amount equal to the aggregate loss on any Asset Sale or Recovery Event by the Borrower or its Subsidiaries during such period; plus

                (iii) an amount equal to the aggregate loss on any event which would be a Recovery Event by the Borrower or its Subsidiaries during such period but for the parenthetical clause in the definition thereof; plus

                 (iv) an amount equal to the aggregate loss on any Disposition of Property by the Borrower or its Subsidiaries during such period pursuant to Section 7.5(a)(i).

            "Excess Cash Flow Application Date":  as defined in
      Section 2.10(b).

            "Exchange Act": the Securities Exchange Act of 1934, as amended.

            "Exchange Offer": the exchange offer in respect of the Senior Subordinated Notes permitted by the definition thereof.

            "Existing Credit Agreement": the Credit Agreement dated as of June 5, 1997 among the Borrower, the subsidiary guarantors named therein, the lenders party thereto and Chase, as administrative agent for such lenders.

            "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and
      (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Letter": the Fee Letter dated January 23, 1998 among the Equity Investor, CSI and Chase.

            "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "Fully Satisfied":  with respect to:

                  (a) the Payment Obligations as of any date, that, on or
            before such date, (i) the principal of and interest accrued to such date on such Payment Obligations shall have been paid in full in cash (other than the Undrawn L/C Obligations), (ii) all Undrawn L/C Obligations shall have been Fully Secured, (iii) all fees, expenses and other amounts then due and payable which constitute Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash and (iv) the Commitments shall have expired or irrevocably been terminated; and

                  (b) the Obligations (and the Borrower Obligations (as
            defined in the Guarantee and Collateral Agreement)) as of any date, that, on or before such date, (i) the Payment Obligations shall have been Fully Satisfied (as provided in clause (a) above) and (ii) all Rate Hedging Agreements with any of the Lenders or their Affiliates shall have been terminated or all obligations thereunder (other than for fees, expenses and indemnities) shall have been cash collateralized and all fees, expenses and indemnity payments then due and payable thereunder shall have been paid in full in cash.

            "Fully Secured": with respect to any Undrawn L/C Obligations as of any date, that, on or before such date, such Undrawn L/C Obligations shall have been secured by the grant to the Issuing Lender by the Borrower of a first priority, perfected security interest in, and Lien on, (a) cash or Cash Equivalents in an amount at least equal to the excess, if any, of the amount of such Undrawn L/C Obligations over the amount of the Total Revolving Credit Commitments on such date or (b) other collateral security which is acceptable to the Issuing Lender and the Required Lenders.

            "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of
      Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any securities exchange, self-regulatory organization or the National Association of Insurance Commissioners).

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Holdings":  as defined in the recitals hereto.

            "Indebtedness": of a Person, (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price
      (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) obligations of such Person under Capital Leases, (d) obligations of such Person arising under acceptance facilities, (e) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (f) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (g) all obligations of such Person upon which interest charges are customarily paid, (h) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of such Person (with redeemable preferred capital stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (j) all executory obligations of such Person in respect of interest rate agreements and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (k) all Indebtedness of the types referred to in clauses (a) through (j) above for which such Person is obligated under a Guarantee Obligation and (l) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent":  pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day
            that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend
            beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall end on the Scheduled Revolving Credit Termination Date or such due date, as applicable; and

                  (iii) any Interest Period that begins on the last
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Issuing Lender": Chase, in its capacity as issuer of any Letter of Credit.

            "L/C Commitment":  $20,000,000.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of
      (a) the Undrawn L/C Obligations and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

            "Lenders":  as defined in the preamble hereto.

            "Letters of Credit":  as defined in Section 3.1(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents, the Applications and the Notes.

            "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

            "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

            "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "Material Adverse Effect": a material adverse effect on (a) the Recapitalization, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (d) the ability of the Borrower to perform any of its obligations under this Agreement.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Multiemployer Plan": a Plan (other than a welfare plan as defined in Section 3(1) of ERISA) which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": in connection with any Net Proceeds Event, the gross proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Net Proceeds Event, net of (i) attorneys' fees, accountants' fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, (ii) the amount of liabilities (other than intercompany liabilities or liabilities owing to any Affiliate of such Person), if any, which are required to be repaid at the time or as a result of any Net Proceeds Event out of the proceeds thereof and (iii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

            "Net Proceeds Event":

                  (i) the issuance by the Borrower or any of its Subsidiaries of any Capital Stock (excluding (x) any Capital Stock issued under any compensatory stock option plan of the Borrower or any of its Subsidiaries in the ordinary course of business the Net Cash Proceeds of which shall not exceed $5,000,000 in the aggregate during the term of this Agreement and (y) any Capital Stock issued by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower);

                  (ii) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness for borrowed money (excluding Indebtedness incurred in accordance with Section 7.2);

                  (iii) any Asset Sale; and

                  (iv) any Recovery Event.

            "New Zealand Pledge Agreement": the Share Charge Agreement dated as of the date hereof pursuant to which the Borrower grants to the Administrative Agent for the benefit of the Lenders a security interest in shares of capital stock of Panavision NZ, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

            "Non-Excluded Taxes":  as defined in Section 2.18(a).

            "Non-U.S. Lender":  as defined in Section 2.18(d).

            "Notes": the collective reference to any promissory note evidencing Loans.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Rate Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Rate Hedging Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Panavision Canada Holdings": Panavision Canada Holdings Inc., a Canada corporation.

            "Panavision NZ": Panavision NZ Limited, a New Zealand limited company.

            "Participant":  as defined in Section 10.6(b).

            "Payment Obligations": (a) all principal, interest, fees, charges, expenses, attorneys' fees and disbursements, indemnities, reimbursement obligations and any other amounts payable by any Person under any Loan Document (including, without limitation, the L/C Obligations and interest accruing at the then applicable rate provided for herein after the maturity of the Loans to the extent any Loans are then outstanding and interest accruing at the then applicable rate provided for herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in its sole discretion, may elect to pay or advance under this Agreement on behalf of such Person after the occurrence and during the continuance of a Default or an Event of Default.

            "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Holders": Ronald O. Perelman (or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative).

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Potential Withdrawal Liability" shall have the meaning assigned to such term in Section 5.8.

            "Prepayment Amount":  as defined in Section 2.16(d).

            "Prepayment Date":  as defined in Section 2.16(d).

            "Prepayment Option Notice":  as defined in Section
      2.16(d).

            "Pro Forma Balance Sheet":  as defined in Section
      4.1(a).

            "Properties":  as defined in Section 4.17(a).

            "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Purchase Agreement": the Purchase Agreement dated February 6, 1998 among PX Escrow and Credit Suisse First Boston and Schroder & Co. Inc., as amended, supplemented or otherwise modified from time to time.

            "PX Escrow":  as defined in the recitals hereto.

            "PX Escrow Notes": the 95/8% Senior Subordinated Discount Notes due 2006 issued by PX Escrow pursuant to the Senior Subordinated Note Indenture.

            "Rate Hedging Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, foreign exchange contract or any other agreement or arrangement designed to provide protection against fluctuations in interest rates or currency exchange rates to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

            "Recapitalization": as defined in the recitals hereto.

            "Recapitalization Agreement": the Agreement of Recapitalization and Merger among Holdings, PX Merger Corporation and the Borrower dated as of December 18, 1997, as amended by that certain Letter Agreement dated as of February 6, 1998 between the Borrower and the Equity Investor, as further amended, supplemented or otherwise modified from time to time.

            "Recapitalization Documentation": collectively, the
      Recapitalization Agreement, the Stockholders Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

            "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset (other than inventory) of the Borrower or any of its Subsidiaries (excluding to the extent, and only to the extent, that within 180 days of receipt by the Borrower or any of its Subsidiaries of cash proceeds in respect of any such property or casualty insurance claim or condemnation proceeding, such Person commences and thereafter diligently pursues the repair or replacement of the Property affected by such event).

            "Register":  as defined in Section 10.6(d).

            "Registration Agreement": the Registration Agreement dated as of February 6, 1998 among PX Escrow, Credit Suisse First Boston and Schroder & Co. Inc., as amended, supplemented or otherwise modified from time to time.

            "Regulation G": Regulation G of the Board as in effect from time to time.

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under regulations promulgated under Title IV of ERISA.

            "Required Lenders": the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

            "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material Property or to which such Person or any of its material Property is subject.

            "Responsible Officer": any officer at the level of vice president or higher of the Borrower, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or controller of the Borrower.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Revolving Credit Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $100,000,000.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to the Scheduled Revolving Credit Termination Date.

            "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

            "Revolving Credit Loans":  as defined in Section
      2.4(a).

            "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

            "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

            "Scheduled Revolving Credit Termination Date": the date which is the sixth anniversary of the Closing Date.

            "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Government Authority).

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the U.K. Pledge Agreement, the New Zealand Pledge Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Senior Subordinated Note Indenture": the Indenture dated as of February 11, 1998 between PX Escrow and The Bank of New York, as trustee, providing for the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

            "Senior Subordinated Notes": (i) the PX Escrow Notes originally issued by PX Escrow pursuant to the Senior Subordinated Note Indenture and assumed by the Borrower on the Closing Date, (ii) the 9 5/8% Senior Subordinated Discount Exchange Notes due 2006 of the Borrower and the 9 5/8% Senior Private Exchange Notes due 2006 of the Borrower, in each case, issuable pursuant to the Senior Subordinated
      Note Indenture, with terms identical in all material respects to those initially issued and exchanged therefor, or (iii) any refinancing of such senior subordinated notes of the Borrower on terms and conditions which either (A) (i) extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and are otherwise no less favorable to the Lenders (including without limitation the subordination provisions thereof) and (ii) do not involve the payment of a consent fee or (B) are otherwise reasonably satisfactory to the Required Lenders.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
      (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Specified Foreign Subsidiary": Panavision Canada Holdings, Panavision NZ and Panavision Europe Limited.

            "Stockholders Agreement": the Voting and Stockholders
      Agreement, dated as of December 18, 1997, by and among Warburg, Pincus Capital Company, L.P., the Borrower and the Equity Investor, as amended, supplemented or otherwise modified from time to time.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Foreign Subsidiary.

            "Tax Sharing Agreement": any tax allocation agreement between the Borrower or any of its Subsidiaries with the Borrower or any direct or indirect shareholder of the Borrower with respect to consolidated or combined tax returns including the Borrower or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Borrower or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Borrower or such Subsidiary would have been required to make to any relevant taxing authority had the Borrower or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Borrower or its Subsidiaries (provided that any such agreement may provide that, if the Borrower or any such Subsidiary ceases to be a member of the affiliated group of corporations of which the Equity Investor is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "Deconsolidation Event"), then the Borrower or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Borrower, such Subsidiary or any predecessor business thereof (computed as if the Borrower, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Borrower or such Subsidiary with respect to any such period).

            "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

            "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

            "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments at such time.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

            "Tranche A Term Loan":  as defined in Section 2.1.

            "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Tranche A Term Loan Lender become a party hereto. The original aggregate amount of the Tranche A Term Loan Commitments is $90,000,000.

            "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made a Tranche A Term Loan.

            "Tranche A Term Loan Percentage": as to Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

            "Tranche B Term Loan":  as defined in Section 2.1.

            "Tranche B Term Loan Commitment": as to Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Tranche B Term Loan Lender become a party hereto. The original aggregate amount of the Tranche B Term Loan Commitments is $150,000,000.

            "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

            "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

            "Transaction Charges": nonrecurring charges related to or arising out of the transactions contemplated by the Recapitalization Agreement, the Stockholders Agreement and the Escrow Agreement.

            "Transferee":  as defined in Section 10.15.

            "Type": as to any Loan, its nature as a ABR Loan or a Eurodollar Loan.

            "U.K. Pledge Agreement": the Share Charge Agreement dated as of the date hereof pursuant to which Panavision International L.P. grants to the Administrative Agent for the benefit of the Lenders a security interest in shares of Panavision Europe Limited, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

            "Undrawn L/C Obligations" the portion, if any, of the Payment Obligations constituting the contingent obligation of the Borrower to reimburse the Issuing Lender in respect of the then undrawn and unexpired portions of the Letters of Credit issued by the Issuing Lender pursuant to Section 3.1.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "United States":  the United States of America.

            "Voting Stock": as to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law and in the case of Panavision Canada Holdings, shares and/or options for shares issued (or to be issued) to its directors, officers or employees for up to 15% of the Capital Stock of Panavision Canada Holdings) is owned by such Person directly and/or through other Wholly Owned Subsidiaries (it being understood that, in the case of Panavision Canada Holdings, the issuance of such shares and/or options contemplated above shall not preclude it from being treated as a Wholly Owned Subsidiary of the Borrower for purposes of the Loan Documents).

            "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                 SECTION II.  AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

            2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

            2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall mature in 20 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

             Installment                  Principal Amount
             -----------                  ----------------
             June 30, 1999                      $1,250,000
             September 30, 1999                  1,250,000
             December 31, 1999                   1,250,000
             March 31, 2000                      1,250,000
             June 30, 2000                       2,500,000
             September 30, 2000                  2,500,000
             December 31, 2000                   2,500,000
             March 31, 2001                      2,500,000
             June 30, 2001                       5,000,000
             September 30, 2001                  5,000,000
             December 31, 2001                   5,000,000
             March 31, 2002                      5,000,000
             June 30, 2002                       6,250,000
             September 30, 2002                  6,250,000
             December 31, 2002                   6,250,000
             March 31, 2003                      6,250,000
             June 30, 2003                       7,500,000
             September 30, 2003                  7,500,000
             December 31, 2003                   7,500,000
             March 31, 2004                      7,500,000

            (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

             Installment                  Principal Amount
             -----------                  ----------------
             June 30, 1999                        $250,000
             September 30, 1999                    250,000
             December 31, 1999                     250,000
             March 31, 2000                        250,000
             June 30, 2000                         250,000
             September 30, 2000                    250,000
             December 31, 2000                     250,000
             March 31, 2001                        250,000
             June 30, 2001                         250,000
             September 30, 2001                    250,000
             December 31, 2001                     250,000
             March 31, 2002                        250,000
             June 30, 2002                         250,000
             September 30, 2002                    250,000
             December 31, 2002                     250,000
             March 31, 2003                        250,000
             June 30, 2003                       5,250,000
             September 30, 2003                  5,250,000
             December 31, 2003                   5,250,000
             March 31, 2004                      5,250,000
             June 30, 2004                      31,250,000
             September 30, 2004                 31,250,000
             December 31, 2004                  31,250,000
             March 31, 2005                     31,250,000

            2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

            (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Scheduled Revolving Credit Termination Date.

            2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date (or prior to 12:00 Noon, New York City time, on the Closing Date in the case of Revolving Credit Loans to be made on such date), in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. The Revolving Credit Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

            2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Scheduled Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively, with appropriate insertions as to date and principal amount.

            2.7 Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available
Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than Chase) a fee for the period from and including March 1, 1998 to the Closing Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Commitment of such Lender during the period for which payment is made, payable in arrears on the earlier of the Closing Date or the date of the termination of the Commitments in accordance with the terms hereof.

            (c) The Borrower agrees to pay to the Arranger and the Administrative Agent the fees in the amounts and on the dates set forth in the Fee
Letter.

            2.8  Termination or Reduction of Revolving Credit
Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any termination of the Revolving Credit Commitments pursuant to this Section 2.8 shall be accompanied by prepayment in full (together with accrued interest thereon to such date) by the Borrower of any Loans then outstanding and payment of any other amounts necessary to cause the Payment Obligations with respect to the Loans and the L/C Obligations to be Fully Satisfied. Any prepayment required pursuant to this Section 2.8 or otherwise shall be applied, first, to the Revolving Credit Loans then outstanding, second, to the reimbursement of all outstanding Reimbursement Obligations, and, third, to cause the then outstanding Undrawn L/C Obligations to be Fully Secured.

            2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19 and (ii) if a prepayment of Term Loans is to be made, Section 2.16(d) shall apply. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

            2.10 Mandatory Prepayments and Commitment Reductions. (a) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Net Proceeds Event, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(c); provided that in the case of any Asset Sale or Recovery Event, such prepayment of the Term Loans need not be made and such Revolving Credit Commitments need not be reduced pursuant to this Section
2.10(a) until the Borrower or any of its Subsidiaries shall have received at least $5,000,000 in Net Cash Proceeds in the aggregate from Asset Sales or Recovery Events, at which time, such $5,000,000 in Net Cash Proceeds from any Asset Sales or Recovery Events and all further Net Cash Proceeds from any Asset Sales or Recovery Events shall be promptly applied to the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(c).

            (b) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(c). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.10 shall be applied, first, to the prepayment of the Tranche A Term Loans and Tranche B
Term Loans ratably and, second, to reduce permanently the Revolving
Credit Commitments. Any such reduction of the Revolving Credit
Commitments shall be accompanied by prepayment of the Revolving
Credit Loans to the extent, if any, that the Total Revolving
Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.10 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.10 (except in the case of Revolving Credit Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            (d) If, as a result of the making of any payment required to be made pursuant to this Section 2.10, the Borrower would incur costs pursuant to Section 2.19, the Borrower may deposit the amount of such payment with the Administrative Agent, for the benefit of the Lenders, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all amounts from time to time on deposit in such cash collateral account and expressly waives all rights (which rights the Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

            2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan
(i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

            2.13  Interest Rates and Payment Dates.  (a)  Each
Eurodollar Loan shall bear interest for each day during each Interest
Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all of the aggregate principal unpaid amount of the Loans and Reimbursement Obligations shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.13 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the Alternate Base Rate plus 3.5%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.13 shall be payable from time to time on demand.

            2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Sections 2.13(a) or 2.13(b).

            2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders at least two Business Days prior to the commencement of any such Interest Period. Unless the Borrower shall have notified the Administrative Agent promptly upon receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding (i) proposed Loans that the Borrower has requested be made as Eurodollar Loans, (ii) a Eurodollar Loan that will result from the requested conversion of all or part of ABR Loans into Eurodollar Loans or
(iii) the continuation of a Eurodollar Loan as such for an additional Interest Period, then (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

            2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

            (b) Each optional prepayment of Term Loans pursuant to Section
2.9 shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans then held by the Tranche A
Term Loan Lenders and the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B Term Loan Lenders (except as otherwise provided in Section 2.16(d)). Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche A Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans then held by the Tranche A Term Loan Lenders, and each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche B
Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B
Term Loan Lenders (except as otherwise provided in Section 2.16(d)). Except as otherwise provided in the following sentence, the amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. If any optional prepayment of Term Loans is made pursuant to
Section 2.9 at any time other than on a scheduled installment date in respect of the Term Loans, the amount of each principal prepayment of the Term Loans shall be applied to reduce the next originally scheduled installment (unless previously prepaid) of the Tranche A Term Loans and the Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof, and, if any such prepayment amount remains after the payment in full (after giving effect to Section 2.16(d)) of the next originally scheduled installment of the Tranche A Term Loans and the Tranche B Term Loans, any such remaining amount shall be applied in the manner set forth in the preceding sentence. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

            (d) Notwithstanding anything to the contrary in Sections 2.9,
2.10 or 2.16, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.9 or mandatory prepayment described in Section 2.10 that is allocated to Tranche B Term
Loans (such amount, the "Prepayment Amount"), at any time when Tranche A
Term Loans remain outstanding, the Borrower will, (i) in the case of any optional prepayment which the Borrower wishes to make, not later than three Business Days prior to the date on which the Borrower wishes to make such optional prepayment, and (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.10, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in paragraph
Section 2.10(c), on the date specified in Section 2.10 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option
Notice") as described below. Within two Business Days after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is two Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Prepayment Amount with respect to each Accepting Lender, and (ii) the Borrower shall pay to the Administrative Agent an amount equal to the portion of the Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans. Each Tranche B Term Loan Lender that does not return to the Administrative Agent a correctly completed Prepayment Option Notice in accordance with the terms thereof and of this Section 2.16(d) shall receive 100% of the Prepayment
Amount allocated to such Tranche B Term Loan Lender on the Prepayment Date.

            (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.16(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, within three Business Days after demand from the Borrower.

            (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

            2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall:

                (i subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

               (ii impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

              (iii  impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable as reasonably determined by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.17, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations to lend hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

            (c) A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall contain supporting calculations and an explanation in connection therewith and shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section
2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).
If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a), or (iii) that are imposed as a result of an event occurring after the Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (d) Each Lender (or Transferee) that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.18(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(d) that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (f) If the Administrative Agent or any Lender receives a refund in respect of Non- Excluded Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes or Other Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to pay such refund.

            2.19 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur in its reemployment of funds obtained in connection with the making or maintaining of, or converting to, Eurodollar Loans, as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Calculation of all amounts payable to a Lender under this Section 2.19 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this
Section 2.19. A certificate as to any amounts payable pursuant to this
Section 2.19 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall promptly notify the Administrative Agent and Borrower thereof, (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

            2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17 or 2.18(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17 or 2.18(a).

            2.22 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to
Section 2.17 or 2.18, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.19 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                       SECTION III. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above), and provided, further, that the Undrawn L/C Obligations in respect of each Letter of Credit which expires after the last day of the Revolving Credit Commitment Period shall be Fully Secured from and after such day.

            (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay a commission on the face amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum of the undrawn and unexpired amount of the Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

            (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of
(a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.13(c); provided that if the Issuing Lender does not notify the Borrower as provided for above earlier than 11:00 A.M. (New York City time) on the date such draft is paid, then for such day (and until the next Business Day) all amounts remaining unpaid in respect of such notice shall bear interest at the rate set forth in Section 2.13(b). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

            3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section
3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                  SECTION IV.  REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each
Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Recapitalization,
(ii) the Loans to be made and the Senior Subordinated Notes to be assumed on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheets of the Borrower as at December 31, 1996 and December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at March 31, 1998, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and to the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed in the notes thereto). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph (b) (or in the notes thereto) or permitted to be incurred under this Agreement. During the period from December 31, 1997 to and including the date of this Agreement there has been no Disposition by the Borrower of any material part of its business or Property, except for the Recapitalization and as permitted by
Section 7.5.

            4.2 No Change. Since December 31, 1997 there has been no development or event which has had or would be reasonably likely to have a Material Adverse Effect.

            4.3 Corporate Existence; Compliance with Law. Each Loan Party and each Specified Foreign Subsidiary (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except no representation is made as to the good standing of any Subsidiary organized under the laws of a jurisdiction in which there is no concept of good standing), (b) has the corporate or partnership power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to do business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to so qualify would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

            4.4 Corporate or Partnership Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or partnership action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except
(i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in
Section 4.19 and (iii) those which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect if not obtained or made. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective material properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

            4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which would be reasonably likely to have a Material Adverse Effect.

            4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

            4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted that is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property that is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except to the extent of any infringements which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

            4.10 Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed.

            4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

            4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

            4.13 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan that resulted or would be reasonably likely to result in any unpaid liability, and each Plan (other than any Multiemployer Plan or any multiemployer health or welfare plan) has complied and has been administered in all material respects with the applicable provisions of ERISA and the Code, except as such Reportable Event or such failure to comply or be so administered would not reasonably be likely to have a Material Adverse Effect. The amount by which the present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any of its Subsidiaries or any Commonly Controlled Entity (based on those assumptions used to fund the Plans), as of the last annual valuation date applicable thereto, exceeds the value of the assets of each such Plan allocable to such benefits, in the aggregate for all such Plans as to which such present value of benefits exceeds the value of its assets (the
"Unfunded Pension Amount"), is less than $60,000,000, when aggregated with the Potential Withdrawal Liability. Neither the Borrower nor any of its Subsidiaries nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan that resulted or would be reasonably likely to result in any unpaid withdrawal liability under Section 4201 of ERISA that would be reasonably likely to have a Material Adverse Effect, and the withdrawal liability under Section 4201 of ERISA to which the Borrower or any of its Subsidiaries or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any of its Subsidiaries or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto (the "Potential Withdrawal Liability") is not in excess of $60,000,000, when aggregated with the Unfunded Pension Amount. Neither the Borrower nor any of its Subsidiaries nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of the Borrower or any of its Subsidiaries, is any such Reorganization or Insolvency reasonably likely to occur. The obligations of the Borrower and each of its Subsidiaries and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefits plans (as defined in Section 3(l) of ERISA) are not reasonably likely to have a Material Adverse Effect, when aggregated with their obligations with respect to the Unfunded Pension Amount and the Potential Withdrawal Liability.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

            4.15 Subsidiaries. (a) Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

            (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted under compensatory stock option plans and other than directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except under the Loan Documents.

            4.16 Use of Proceeds. The proceeds of the Loans shall be used to finance a portion of the Recapitalization, to repay amounts outstanding under the Existing Credit Agreement and to pay fees and expenses related to the foregoing. The proceeds of the Revolving Credit Loans shall be used to finance the working capital and general corporate needs of the Borrower and its Subsidiaries in the ordinary course of business.

            4.17 Environmental Matters. Except as individually or in the aggregate would not be reasonably likely to result in a Material Adverse
Effect:

            (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

            (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"). Neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

            (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

            (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

            4.18 Accuracy of Information, etc. No information, schedule, exhibit or report or other document furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or pursuant to the terms of this Agreement, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading; provided that in the case of information, schedules, exhibits or reports or other documents made, delivered or prepared by Persons other than the Borrower, its Subsidiaries and their agents, such representation and warranty is subject to the qualification that it is true and correct only to the knowledge of the Borrower and its Subsidiaries. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Recapitalization Documentation are true and correct in all material respects. There is no fact known to any Loan Party on the date of the Agreement that would be reasonably likely to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock and stock powers related thereto duly executed in blank by the relevant pledgor are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) and such other filings as are specified in Schedule 3 to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

            (b) Upon execution and delivery thereof by the parties thereto, the U.K. Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in not less than 65% of the Capital Stock of Panavision Europe Limited and, when the actions specified in the U.K. Pledge Agreement have been completed, security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in such Capital Stock.

            (c) Upon execution and delivery thereof by the parties thereto, the New Zealand Pledge Agreement shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in not less than 65% of the Capital Stock of Panavision NZ and, when the actions specified in the New Zealand Pledge Agreement have been completed, security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in such Capital Stock.

            4.20 Solvency. The Borrower is, and after giving effect to the Recapitalization and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be Solvent on a consolidated and unconsolidated basis.

            4.21 Senior Indebtedness. The Obligations in respect of the Loan Documents constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

            4.22 Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's (i) computer systems and (ii) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by June 30, 1999. The cost to the Borrower of such reprogramming and testing is not reasonably likely to result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without any development or event which would be reasonably likely to have a Material Adverse Effect.


                       SECTION V.  CONDITIONS PRECEDENT

            5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower,
      (iv) the U.K. Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto and (v) the New Zealand Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto.

            (b) Recapitalization, etc. (i) The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory:

                        (x) the Recapitalization shall have been
                  consummated for an aggregate purchase price not exceeding $654,600,000 (excluding fees and expenses incurred in connection therewith);

                        (y) Holdings shall have received at least
                  $154,400,000 in cash from the proceeds of common stock issued by Holdings to the Equity Investor, and such proceeds shall have been contributed to the Borrower in exchange for common stock issued by the Borrower; and

                        (z) (i) PX Escrow shall have issued the PX Escrow
                  Notes, and (ii) the Escrowed Property (as defined in the Escrow Agreement) and PX Escrow's right, title and interest to, and obligations under, the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Registration Agreement, the Purchase Agreement and the Escrow Agreement shall have been assumed by the Borrower; and

                  (ii) no material provision of the Recapitalization
            Documentation shall have been waived, amended, supplemented or otherwise modified in any material respect.

            (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 1996 and 1997 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available to the Borrower, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

            (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or reasonably advisable in connection with the Recapitalization, the continuing operations of the Borrower and its Subsidiaries and the financings and other transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing contemplated hereby.

            (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Recapitalization Documentation and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of the Senior Subordinated Note Indenture and any other debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

            (f) Termination of Existing Credit Facility. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Agreement (and related security documents) shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith (including without limitation the existing U.K. pledge agreement).

            (g) Fees. The Lenders, Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

            (h) Business Plan. The Lenders shall have received a financial model for fiscal years 1998-2005.

            (i) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency opinion from an independent valuation firm satisfactory to the Administrative Agent which shall document the solvency of the Borrower on a consolidated basis after giving effect to the Recapitalization and other transactions contemplated hereby.

            (j) Lien Searches. The Lenders shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Sections 7.3 or 10.1(d) or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

            (k) Environmental Due Diligence. The Lenders shall be reasonably satisfied with the environmental condition of the real property owned or leased by the Borrower and its Subsidiaries.

            (l) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (m) Legal Opinions. The Lenders shall have received the following executed legal opinions:

                     (i) the legal opinion (including as to matters of
            intellectual property) of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E;

                      (ii) the legal opinion of local counsel in each of
            the United Kingdom, New Zealand and Canada.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lenders may reasonably require.

            (n) Pledged Stock; Stock Power. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, the U.K. Pledge Agreement and the New Zealand Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, evidence that the articles of association of Panavision Europe Limited have been amended as required by the U.K. Pledge Agreement, and evidence that all existing Liens over the shares in Panavision Europe Limited have been released.

            (o) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

            (p) Insurance. The Lenders shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

            (q) Working Capital Requirements. The Lenders shall be reasonably satisfied with the sufficiency of amounts available under the Revolving Credit Facility to meet the ongoing working capital needs of the Borrower and its Subsidiaries following the Recapitalization and the consummation of the other transactions contemplated hereby.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.


                      SECTION VI.  AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect or the Payment Obligations are not Fully Satisfied, the Borrower shall and shall cause each of its Subsidiaries to:

            6.1 Financial Statements. Furnish to each Lender, through the Administrative Agent:

            (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            6.2 Certificates; Other Information. Furnish to each Lender, through the Administrative Agent, or, in the case of clause (g), to the relevant Lender:

            (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) in the case of quarterly or annual financial statements, to the extent not previously disclosed to the Administrative Agent, a Schedule setting forth each Patent, Trademark and Copyright that has been registered or for which an application for registration has been filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, since the date of the most recent Schedule delivered pursuant to this clause (y) (or, in the case of the first such Schedule so delivered, since the Closing
      Date);

            (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income) (collectively, the "Budget"), which Budget shall in each case be accompanied by a certificate of a Responsible Officer stating that such Budget is based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Budget is incorrect or misleading in any material respect;

            (d) within 60 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

            (e) as soon as reasonably practicable, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture;

            (f) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC; and

            (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto to the extent, if any, required by GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. Notwithstanding anything to the contrary in the foregoing sentence, the Borrower shall not be in default under this
Section 6.3 unless the aggregate amount of non-contested Indebtedness or obligations which the Borrower and its Subsidiaries have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than $5,000,000 in the aggregate.

            6.4 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Sections 7.4 and 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so would not be reasonably likely to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on such of its property and against such liabilities in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business and furnish to the Administrative Agent, upon written request, and to each Lender which makes a written request through the Administrative Agent, reasonable information as to the insurance carried.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of accounts and records in which entries in conformity in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and which shall permit the preparation of financial statements in conformity with GAAP and (b) permit representatives of any Lender to visit and inspect any of its properties as such Lender may request through the Administrative Agent and (during such visit or inspection, or otherwise upon request through the Administrative Agent) examine and make abstracts from any of its books and records it may reasonably request at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

            6.7 Notices. Promptly give notice to each Lender, through the Administrative Agent of:

            (a) the occurrence of any Default or Event of Default;

            (b) any default or event of default by the Borrower or any of its Subsidiaries under any Contractual Obligation of the Borrower or any of its Subsidiaries or the institution of, or the occurrence of any material adverse change in the status or likely result of, any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority or any other Person which, in any of the foregoing cases, would be reasonably likely to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought, which in any of the foregoing cases would be reasonably likely to have a Material Adverse Effect;

            (d) any of the following events, as soon as practicable, and in any event, within 30 days after the Borrower knows or has reason to know thereof:

                      (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan; or

                     (ii) the institution of proceedings or the taking or
            expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Single Employer or Multiemployer Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

      if such Reportable Event, termination, withdrawal or partial withdrawal (and, in the case of any Multiemployer Plan, its Reorganization or Insolvency) would be reasonably likely to result in liability to the Borrower and its Subsidiaries, in the aggregate, in excess of $60,000,000; and

            (e) any development or event which has had or would be reasonably likely to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

            6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except (i) to the extent that the failure to perform any of the obligations contained in this Section 6.8(b) would not be reasonably likely to have a Material Adverse Effect or (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably likely to have a Material Adverse Effect.

            6.9 Additional Collateral, etc. (a) With respect to any
Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than a Foreign Subsidiary) (other than (x) any real property or any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property owned by a Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority mortgage in form and substance satisfactory to and in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Borrower (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary) or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any new first-tier Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (e) If any amount in excess of $5,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by an Instrument or Chattel Paper (in each case as defined in the Guarantee and Collateral Agreement), such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to the Guarantee and Collateral Agreement.


                       SECTION VII.  NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect or the Payment Obligations have not been Fully Satisfied, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            7.1  Financial Condition Covenants.

            (a)  Consolidated Total Leverage Ratio.  Permit the
Consolidated Total Leverage Ratio as at the last day of any fiscal quarter which day shall occur during the following periods to exceed the following respective ratios:

                                                      Consolidated Total
               Period                                    Leverage Ratio

               June 30, 1998 to March 31, 1999           7.00 to 1.00
               April 1, 1999 to September 30, 1999       6.75 to 1.00
               October 1, 1999 to September 30, 2000     6.50 to 1.00
               October 1, 2000 to June 30, 2001          6.00 to 1.00
               July 1, 2001 to June 30, 2002             5.50 to 1.00
               July 1, 2002 and thereafter               5.00 to 1.00

            (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 2.50 to 1.00; provided that (i) for the purposes of determining the ratio described above for the fiscal quarter of the Borrower ending September 30, 1998 (the first date for which such ratio shall be calculated hereunder), Consolidated Interest Expense shall be an amount equal to the Consolidated Interest Expense for the fiscal quarter ending September 30, 1998 multiplied by 4, (ii) for purposes of determining the ratio described above for the fiscal quarter of the Borrower ending December 31, 1998, Consolidated Interest Expense shall be an amount equal to the sum of Consolidated Interest Expense for the fiscal quarters ending September 30, 1998 and December 31, 1998 multiplied by two and (iii) for purposes of determining the ratio described above for the fiscal quarter of the Borrower ending March 31, 1999, Consolidated Interest Expense shall be an amount equal to the sum of Consolidated Interest Expense for the fiscal quarters ending September 30, 1998, December 31, 1998 and March 31, 1999 multiplied by 4/3.

            7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness (i) of the Borrower to any Subsidiary, (ii) of any Subsidiary Guarantor to the Borrower or any other Subsidiary,
      (iii) of any Foreign Subsidiary to the Borrower, any Subsidiary Guarantor or any Specified Foreign Subsidiary in an aggregate principal amount at any time outstanding not to exceed (I) $15,000,000 less (II) the amount of any investment permitted under
      Section 7.8(g)(iii) that is not Indebtedness and only to the extent such investment has not been repaid in cash to the Borrower, any Subsidiary Guarantor or any Specified Foreign Subsidiary (whichever such Person made such investment) and (iv) of any Foreign Subsidiary to any other Foreign Subsidiary (other than any Specified Foreign Subsidiary);

            (c) Indebtedness in respect of Rate Hedging Agreements entered into for non-speculative purposes;

            (d) Indebtedness outstanding on the date hereof and listed on
      Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

            (e) (i) Indebtedness of the Borrower in respect of Senior Subordinated Notes the gross proceeds of which did not exceed $150,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

            (f) additional Indebtedness of the Borrower or any of its Subsidiaries (including, without limitation, Capital Leases and Indebtedness secured by Liens permitted by Section 7.3(g)) in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding;

            (g) Guarantee Obligations of any Subsidiary of the Borrower in respect of Indebtedness of the Borrower or any Wholly Owned
      Subsidiary Guarantor to the extent such Indebtedness is not prohibited by this Agreement;

            (h) Guarantee Obligations of the Borrower in respect of Indebtedness of any Wholly Owned Subsidiary Guarantor to the extent such Indebtedness is not prohibited by this Agreement; and

            (i) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not incurred in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of such Indebtedness does not exceed $7,500,000.

            7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred and statutory or contractual bankers' Liens on monies held in bank accounts in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date (other than a substitution of like property) and that the amount of Indebtedness secured thereby is not increased;

            (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(f) to finance the acquisition (by purchase, construction or otherwise) of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with such acquisition of such fixed or capital assets or such Liens existed on such Property before the time of its acquisition and were not created in anticipation thereof, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

            (h)  Liens created pursuant to the Security
      Documents;

            (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

            (j) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken;

            (k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments of the type permitted in Section 7.8(b); provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing;

            (l) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness of such Subsidiary permitted by Section 7.2(i); provided that (i) such Liens and Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (ii) any such Lien is not spread to cover any other property or assets of such Person after the time such Person becomes a Subsidiary, (iii) the amount of the Indebtedness secured thereby is not increased and (iv) immediately after giving effect to the incurrence of such Lien, no Default or Event of Default shall have occurred and be continuing;

            (m) Liens in the nature of counterpart deposits or pledges of cash deposits of any Foreign Subsidiary to secure Indebtedness of any Foreign Subsidiary, which Indebtedness is permitted pursuant to
      Section 7.2, provided that the amount of any such deposit does not exceed the amount of the Indebtedness it secures;

            (n) Liens in the nature of options in respect of up to 15% of the Capital Stock of Panavision Canada Holdings held by its directors, officers or employees; and

            (o) any extension, renewal or replacement of the foregoing, provided that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness or Property (other than a substitution of like Property).

            7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

            (b) any Foreign Subsidiary (other than Panavision Europe Limited, Panavision NZ and Panavision Canada Holdings) may be merged or consolidated with or into any other Foreign Subsidiary;

            (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor and, in the event such Subsidiary shall so Dispose of all of its assets, such Subsidiary may liquidate, wind up or dissolve;

            (d)  the Recapitalization;

            (e) any Foreign Subsidiary (other than Panavision Europe Limited, Panavision NZ and Panavision Canada Holdings) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Subsidiary and, in the event such Foreign
      Subsidiary shall so Dispose of all of its assets, such Foreign Subsidiary may liquidate, wind up or dissolve; and

            (f) any Foreign Subsidiary that does not have any assets or Property may liquidate, wind up or dissolve.

            7.5 Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock (other than director's qualifying shares) to any Person (in each case other than the Borrower or any Wholly Owned Subsidiary Guarantor), except:

            (a) (i) the Disposition of Property which has become uneconomic, obsolete or worn out in the ordinary course of business,
      (ii) the Disposition of inventory in the ordinary course of business and (iii) the Disposition of other Property in the ordinary course of business for fair market value;

            (b) Dispositions permitted by Sections 7.3, 7.4 or 7.6; and

            (c) the Disposition of other assets having a fair market value not to exceed $5,000,000 in the aggregate, provided that the requirements of Section 2.10(a) are complied with in connection therewith.

Any Collateral which is sold, transferred or otherwise conveyed pursuant to this Section 7.5 to a Person other than the Borrower and its Subsidiaries shall, upon the consummation of such sale in accordance with the terms of this Agreement and the other Loan Documents, be released from the Liens granted pursuant to the Security Documents and each Lender hereby authorizes and instructs the Administrative Agent to take such action as the Borrower reasonably may request to evidence such release.

            7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that (i) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor or (ii) Panavision Canada Holdings may make Restricted Payments to repurchase its stock options or repurchase its outstanding shares from time to time, up to but not exceeding $3,000,000 in the aggregate.

            7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $50,000,000 per fiscal year for the 1998-2000 fiscal years of the Borrower and $52,000,000 in each fiscal year of the Borrower thereafter; provided that (i) up to $15,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above; (b) Capital Expenditures made with the proceeds of any event which would be a Recovery Event but for the second parenthetical clause in the definition thereof;
(c) Capital Expenditures made in connection with a new facility to be leased by Panavision Europe Limited located at Bristol Road, Greenford, Middlesex UB6 ONN, United Kingdom with the proceeds of the Disposition of facilities owned by Panavision Europe Limited located at Wycombe Road, Wembley, Middlesex HAO 1QD, United Kingdom and Wycombe Road, Wembley, Middlesex HAO 1QN, United Kingdom; (d) Capital Expenditures made with Excess Cash Flow not required to be applied to the prepayment of the Term Loans and/or the reduction of the Revolving Credit Commitments pursuant to
Section 2.10(b); and (e) Capital Expenditures made with the proceeds of any Dispositions of Property by the Borrower or its Subsidiaries pursuant to
Section 7.5(a)(i).

            7.8  Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b)  investments in Cash Equivalents;

            (c)  Guarantee Obligations permitted by Section 7.2;

            (d) loans and advances to employees, directors and officers of the Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,500,000 at any one time outstanding;

            (e)  the Recapitalization;

            (f) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Recovery Event or any event which would be a Recovery Event but for the parenthetical clause in the definition thereof;

            (g) (i) any Subsidiary may make investments in the Borrower (by way of capital contribution loan, or otherwise), (ii) the Borrower and any Subsidiary may make investments in, or create, any Subsidiary Guarantor (by way of capital contribution, loan or otherwise), provided that, in any such case, the requirements of Section 6.9 are satisfied, (iii) the Borrower, any Subsidiary Guarantor, or any Specified Foreign Subsidiary may make investments in, or create, any Foreign Subsidiary (by way of capital contribution, loan or otherwise), provided that (x) the requirements of Section 6.9 are satisfied and (y) the aggregate amount of all investments in such Foreign Subsidiaries that are not Indebtedness and that have not been repaid in cash to the Borrower, any Subsidiary Guarantor or any Specified Foreign Subsidiary (whichever such Person made such investment) shall not exceed (I) $15,000,000 less (II) the aggregate principal amount of any Indebtedness of any Foreign Subsidiary at any such time outstanding in accordance with Section 7.2(b)(iii) and (iv) any Foreign Subsidiary (other than any Specified Foreign Subsidiary) may make investments in, or create, any Foreign Subsidiary (by way of capital contribution, loan or otherwise);

            (h) investments by the Borrower and its Subsidiaries in the ordinary course of business in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), put and call foreign exchange options and foreign exchange forwards and futures to the extent necessary to hedge foreign exchange exposures and notes receivable, and in Rate Hedging Agreements;

            (i) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business; provided that the Borrower and its Subsidiaries have paid no new consideration (other than the forgiveness of Indebtedness or other obligations) therefor; and

            (j) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom (including, without limitation, compliance with Section 7.15), other investments in Persons not to exceed $7,500,000 in the aggregate at any time (such investments to be measured by their fair market value at the time of the investment).

            7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes (other than scheduled interest payments required to be made in cash or pursuant to the Exchange Offer or any refinancing of the Senior Subordinated Notes contemplated by the definition thereof), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and are otherwise no less favorable to the Lenders (including without limitation the subordination provisions thereof) and (ii) does not involve the payment of a consent fee) or (c) designate any Indebtedness as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture.

            7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is otherwise permitted under this Agreement, in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, that this Section 7.10 shall not apply to (i) any transaction contemplated by a Tax Sharing Agreement entered into on or after the date on which the Borrower becomes a member of the affiliated group of corporations of which the Equity Investor is the common parent for purposes of filing a consolidated federal income tax return and (ii) the transactions contemplated by the Recapitalization Agreement, the Stockholders Agreement and the Escrow Agreement (as in effect on the date hereof and as amended, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the Lenders).

            7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

            7.12  Limitation on Changes in Fiscal Periods.
Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

            7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture and (c) any agreements governing any purchase money Liens or Capital Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby); provided that any of the Borrower and its Subsidiaries may enter into any such agreement to the extent that such agreement is in connection with a Lien permitted by
Section 7.3 or a sale of assets permitted by Section 7.5 and any such prohibitions or limitations apply only to the Property encumbered by such Lien or subject to such sale.

            7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or the Senior Subordinated Note Indenture, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (iii) any restrictions with respect to the Borrower or any of its Subsidiaries imposed pursuant to an agreement which has been entered into in connection with a Lien permitted by Section
7.3 or a sale of assets permitted by Section 7.5 and any such prohibitions or limitations apply only to the Property encumbered by such Lien or subject to such sale.

            7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

            7.16 Limitation on Changes to Certificate of Incorporation. Amend its certificate of incorporation in any manner materially adverse to the Lenders without the prior written consent of the Required Lenders.


                       SECTION VIII.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of
      Section 6.4(a) (with respect to the Borrower only), Section VII or
      Section 5.6 of the Guarantee and Collateral Agreement; or

            (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

            (e) The Borrower or any of its Subsidiaries shall Cross
      Default; or

            (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
      (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity of the Borrower shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
      (vi) any other event or condition shall occur or exist, with respect to a Plan; provided that, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect; or

            (h) (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not covered by insurance) of $5,000,000 or more or (ii) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and in the case of either clause (i) or (ii), there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

            (i) Any of the Security Documents shall cease, for any reason (other than any act on the part of the Administrative Agent or any Lender), to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease, for any reason (other than any act on the part of the Administrative Agent or any Lender), to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than any act on the part of the Administrative Agent or any Lender), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k)  Any Change of Control shall occur; or

            (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations in respect of the Loan Documents or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated
      Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents then due and payable shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).


                    SECTION IX. THE ADMINISTRATIVE AGENT

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The
Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section
9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this
Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8  Administrative Agent in Its Individual Capacity.
The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

            9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

            9.11 The Arranger. The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

            9.12 The Documentation Agent. The Documentation Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                          SECTION X. MISCELLANEOUS

            10.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders, or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all, or such number of the Subsidiary Guarantors as represent substantially all of the credit support for the Obligations provided by the Subsidiary Guarantors at such time, from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (iv) change the allocation of payments among the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Credit Facility, as applicable, specified in Sections 2.10(c) or 2.16(b) without the consent of the Required Prepayment Lenders; (v) amend, modify or waive any provision of
Section 9 without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative
Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan
Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            (b) To the extent that the execution, delivery or performance of any Loan Document constitutes a Default or an Event of Default under (and as defined in) the Existing Credit Agreement, each Lender hereunder which is a party to the Existing Credit Agreement hereby waives such Default or Event of Default.

            (c) To the extent that the existence or performance of any Basic Document (as defined in the Existing Credit Agreement) constitutes a Default or an Event of Default hereunder, each Lender hereunder hereby waives such Default or Event of Default; provided that the Existing Credit Agreement is terminated in the manner and at the time contemplated by Section 5.1(f).

            (d) Each Lender hereby agrees that any Security Document under (and as defined in) the Existing Credit Agreement, and any financing statement or similar filing on account thereof, which remains in effect after the date hereof shall be deemed not to constitute a "Lien" for purposes of this Agreement; provided that such Security Documents are terminated in the manner and at the time contemplated by Section 5.1(f) and the Borrower shall use best efforts to terminate or cause to be terminated such filings upon the termination of the Existing Credit Agreement.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:                 Panavision Inc.
                                    6219 DeSoto Avenue
                                    Woodland Hills, CA  91367
                                    Attention:  Chief Financial Officer
                                    Telecopy:  818-316-1110
                                    Telephone:  818-316-1000

      The Administrative Agent:     The Chase Manhattan Bank,
                                    Loan & Agency Services
                                    One Chase Manhattan Plaza, 8th Floor
                                    New York, New York  10081
                                    Attention:  Rana Kahn
                                    Telecopy:  212-552-5700
                                    Telephone:  212-552-7463

      with a copy to:               The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  Tracey Navin
                                    Telecopy:  212-270-4164
                                    Telephone:  212-270-8916

      with a copy to:               The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  Eva Huston
                                    Telecopy:  212-270-4164
                                    Telephone:  212-270-2307

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent but not including any fees and disbursements of counsel to the Lenders, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Documentation Agent and the Administrative Agent and their respective officers, directors, employees, affiliates, and agents (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans and other extensions of credit hereunder or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to (i) indemnified liabilities to the extent such indemnified liabilities are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee, (ii) legal proceedings commenced against any such indemnified person by any security holder or creditor (other than the Borrower, its Subsidiaries and its Affiliates) thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against any Lender or any Issuing Lender (in their respective capacities as such) by any other Lender or by the Administrative Agent (provided that for purposes of this clause
(iii) only, each of such other Lender, Issuing Lender and the Administrative Agent shall be entitled to indemnity hereunder to the extent that such legal proceedings have been commenced by it to enforce the provisions of the Loan Documents) or (iv) amounts of the types referred to in clauses (a) through (c) above except as provided therein. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waive and agree to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments.
(a) Except as otherwise provided in Section 10.18, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

            (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in
Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law and with written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Approved Fund thereof or, with the consent of the Borrower, the Administrative Agent and the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance (an "Assignment and Acceptance"), substantially in the form of Exhibit D, executed by such Assignee, such Assignor, and the Administrative Agent (and, where the consent of the Borrower is required pursuant to the foregoing provisions, by the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate or Approved Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

            (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and any Notes evidencing such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan and any Note evidencing such Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof or a Person under common management with such Lender, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Approved Fund of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

            (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and appropriate and apply against any indebtedness, whether matured or unmatured, of the Borrower to such or any other Lender, any amount owing from such Lender to the Borrower at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, custodian or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and supersede any and all other oral or written agreements heretofore made (including, without limitation, the Commitment Letter and the Fee Letter (except as expressly provided for therein)), and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12  Submission To Jurisdiction; Waivers.  The
Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

            10.13 Acknowledgements. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan
      Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all Confidential Information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative
Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15); provided that, if reasonably requested by the Borrower, the Administrative Agent and the Lenders shall make commercially reasonable efforts to determine, and inform the Borrower of, the Persons who received such Confidential Information. As used herein, the term "Confidential Information" means all information contained in materials relating to the Borrower and its Subsidiaries provided to the Administrative Agent or any Lender by any Loan Party or its representatives or agents other than (x) information which is at the time so provided or thereafter becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or one or more Lenders, (y) information which was available to the Administrative Agent or any Lender prior to its disclosure to the Lenders by the Borrower, its representatives or agents and (z) information which becomes available to the Administrative Agent or any one or more Lenders from a source other than the Borrower, its representatives or agents.

            10.16 Releases of Collateral Security and Guarantee
Obligations. Notwithstanding anything to the contrary contained herein or in the Guarantee and Collateral Agreement, upon request of the Borrower, the Administrative Agent shall (without any notice to or vote or consent of any Lender) take action having the effect of releasing any Collateral and/or guarantee obligations provided for in the Guarantee and Collateral Agreement to the extent necessary to permit the consummation of any transactions not prohibited hereunder, by the relevant Person in accordance with the provisions of this Agreement and the other Loan Documents.

            10.17 Releases. At such time as the Payment Obligations have been Fully Satisfied, the Collateral shall be released from the Liens created by the Security Documents and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Borrower or any Subsidiary thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower and Subsidiaries. At the request and sole expense of the Borrower or any Subsidiary following any such termination, the Administrative Agent shall deliver to the Borrower or such Subsidiary any Collateral held by the Administrative Agent thereunder and execute and deliver to the Borrower or such Subsidiary such documents as the Borrower or Subsidiary shall reasonably request to evidence such termination.

            10.18 Effectiveness of Agreement. Notwithstanding the execution and delivery of this Agreement by the Borrower, the Administrative Agent and each Lender, during the period from the date of this Agreement to but not including the Closing Date, the provisions of this Agreement shall be of no force and effect with respect to the Borrower and the Borrower shall have no liability or obligation whatsoever to the Administrative Agent or any Lender under this Agreement or any other Loan Document. On the Closing Date (without any action by or notice to any party), this Agreement shall become and thereafter remain effective and binding upon the parties hereto in accordance with its terms. In the event that (i) the Recapitalization does not occur on or prior to June 30, 1998 or (ii) the Recapitalization is abandoned or the Recapitalization Agreement is terminated, in each case, on or prior to June 30, 1998, this Agreement shall be deemed null and void on June 30, 1998 or such earlier date, as the case may be.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                PANAVISION INC.


                                By: /s/ Jeffrey J. Marcketta
                                   -----------------------------------
                                   Name:  Jeffrey J. Marcketta
                                   Title: Executive Vice President


                                THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender


                                By: /s/ Tracey Narvin Ewing
                                   -----------------------------------
                                   Name:  Tracey Navin Ewing
                                   Title: Vice President